SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

PACIFIC CMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27653	84-1475073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Airgate International Corp., 153-10 Rockaway Blvd.		Jamaica, New York 11434
(Address of Principal Executive Office)		(City and State) (Zip Code)

Registrant’s telephone number, including area code: (212) 247-0049

ITEM 5. Other Events

On June 29, 2007, at the Annual Meeting of the Company's Stockholders, all of the Company's seven nominees to the Company's Board of Directors were elected to the Company's Board of Directors.

The Annual Meeting of Stockholders was held at 4:00 P.M., local time, at 11200 S. Hindry Avenue, Los Angeles, California 90045.

Proposals presented to the stockholders at that meeting were the following:

The election of members to the Company's Board of Directors and the retention of the firm of Virchow, Krause & Company LLP as the Company's auditors for the fiscal year to end December 31, 2007.

An aggregate of 25,321,300 shares, representing approximately 88.5% of the Company's then 28,619,271 issued and outstanding shares were present in person or by proxy. A clear quorum was present.

The stockholders in person or by proxy voted their shares as follows:

Election of Directors

Name	For	Against and/or Withhold Authority to Vote For	Approximate Percentage of “For” Votes of All Issued and Outstanding Shares

Alfred Lam	25,166,091	155,209	87.9%
Scott Turner	25,166,091	155,209	87.9%
Louisa Chan	24,993,544	327,756	87.3%
Kaze Chan	24,994,119	327,181	87.3%
Kwong Sang Liu	25,165,491	155,809	87.9%
Kenneth Chik	25,166,091	155,209	87.9%
Chung Leung Yu	25,166,091	155,209	87.9%

Ratification of the appointment of the Virchow, Krause & Company LLP, as the Company’s auditors for the Fiscal year ended December 31, 2007	25,206,725	114,575*	88.1%

* Includes 14,000 abstentions.

As a result of the foregoing, Alfred Lam, Scott Turner, Louisa Chan, Kaze Chan, Kwong Sang Liu, Kenneth Chik and Chung Leung Yu were elected to the Company’s Board of Directors and the Company’s Proposal to ratify the appointment of the Virchow, Krause & Company LLP, as the Company’s auditors for the fiscal year ending December 31, 2007 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/ Alfred Lam
Name: Alfred Lam
Title: Chairman

Dated: July 16, 2007